Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 22, 2002, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2001 of Cerritos Valley Bancorp and Subsidiary, included in the Registration Statement on Form S-1 (File No. 333-112778). We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8 of Placer Sierra Bancshares.

/s/ GRANT THORNTON LLP

Los Angeles, California

August 17, 2004